Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2014

Financial Results

Announces $5 billion increase to share repurchase program

•	Sales of $1.4 billion, down 5 percent from a year ago

•	GAAP earnings per share (EPS) from continuing operations* of $0.27

•	Non-GAAP** EPS from continuing operations of $0.62

•	Returned $728 million to shareholders through share repurchases and cash dividends, including the repurchase of $650 million of stock in the third quarter

SCHAUMBURG, Ill. – Nov. 4, 2014 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2014. Click here for a printable news release and financial tables.

SHARE REPURCHASE AUTHORIZATION

Today, the company also announced that its board of directors has approved a $5 billion increase to the share repurchase program following receipt of $3.45 billion from the sale of its Enterprise business, raising the total authorization since July 2011 to $12 billion. Under the company’s previously authorized $7 billion share repurchase program, $600 million remained as of the end of the third quarter of 2014. The company may continue to repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

SUPPORTING QUOTE

“We are encouraged by third-quarter revenues and earnings as the business continues to show signs of improvement,” said Greg Brown, chairman and CEO, Motorola Solutions. “Additionally, our actions to simplify our operations and remove costs continue to yield sustainable operating expense reductions, which will further position us for long-term success.”

KEY FINANCIAL RESULTS

	Third Quarter		Change
	2014	2013
Motorola Solutions, Inc.
Sales ($M)	$1,436	$1,517	-5%
GAAP
Operating earnings ($M)	$207	$246	-16%
Percent of sales	14.4%	16.2%
EPS from continuing operations	$0.27	$0.98	-72%
Non-GAAP
Operating earnings ($M)	$259	$296	-13%
Percent of sales	18.0%	19.5%
EPS from continuing operations	$0.62	$1.08	-43%
Segments
Products
Sales ($M)	$921	$998	-8%
GAAP operating earnings ($M)	$141	$171	-18%
Percent of sales	15.3%	17.1%

Non-GAAP operating earnings ($M)	$175	$204	-14%
Percent of sales	19.0%	20.4%
Services
Sales ($M)	$515	$519	-1%
GAAP operating earnings ($M)	$66	$75	-12%
Percent of sales	12.8%	14.5%
Non-GAAP operating earnings ($M)	$84	$92	-9%
Percent of sales	16.3%	17.7%

Non-GAAP financial information excludes after-tax charges of approximately $0.35 per diluted share related to share-based compensation and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Revenue – Sales declined 5 percent to $1.4 billion primarily reflecting lower sales in North America and Asia-Pacific. Product sales declined 8 percent driven primarily by lower devices revenues, while Services declined 1 percent.

•	Operating margin – GAAP operating margin was 14.4 percent of sales; non-GAAP operating margin was 18.0 percent. These results include $43 million in lower operating expenses compared with the third quarter of 2013 primarily due to ongoing cost-reduction initiatives.

•	Taxes – The 2014 GAAP effective tax rate was 56 percent driven by a one-time $55 million adjustment. This compares with a favorable tax rate of -4 percent in the third quarter of 2013. The 2014 non-GAAP tax rate was 33 percent, compared with a favorable tax rate of -3 percent in the third quarter of 2013. The GAAP and non-GAAP tax rates in the third quarter of 2013 were favorably impacted by benefits largely associated with excess foreign tax credits on undistributed foreign earnings in that quarter.

•	Cash flow – The company used $115 million in operating cash from continuing operations during the quarter largely driven by a $397 million contribution related to the U.S. pension plan transactions announced on Sept. 25, 2014.

KEY HIGHLIGHTS

•	Reduced funding volatility associated with U.S. pension plan while preserving benefits for retirees through actions that cut pension liability by one-half, or $4.2 billion; the company expects no U.S. pension plan cash contribution requirements for the next five to six years

•	Secured significant projects including a $33 million statewide public safety system expansion with the state of Maryland, and two command and control solutions that include multi-year lifecycle services: $16 million with Loudoun County, Virginia, and $8 million Spartanburg County, South Carolina

•	Extended leadership in two key growth areas, including:

•	Public safety long-term evolution (LTE): a $21 million services project for the Los Angeles Regional Interoperable Communications System Authority (LA-RICS) network, as well as a $10-15 million project resulting from an agreement that Harris County, Texas, reached with FirstNet to move forward with the expansion of its public safety LTE deployment

•	Smart public safety: project with the city of Elgin, Illinois, for a Real-Time Crime Center solution that enables access to existing video feeds, computer-aided dispatch records and other systems to drive proactive policing and improve situational awareness at the command center

•	Demonstrated commitment to U.S. national public safety broadband LTE network with introduction of enhanced VML750 LTE Vehicle Modem, which enables roaming between public and private networks for enhanced interoperability

BUSINESS OUTLOOK***

•	Fourth quarter 2014 – Motorola Solutions expects a revenue decline of 1 to 3 percent compared with the fourth quarter of 2013, with non-GAAP earnings per share from continuing operations in the range of $1.13 to $1.19 per share. This is consistent with the company’s prior full-year outlook of low- to mid-single digit revenue decline, excluding iDEN.

•	Cost reductions – The company is ahead of schedule with operating cost reductions, expecting to achieve more than $200 million in savings in 2014 and on track to achieve approximately $300 million by the end of 2015. This will result in a total reduction in operating expenses from $2 billion in 2013 to approximately $1.7 billion for 2015.

RESULTS FROM DISCONTINUED OPERATIONS

On Oct. 27, Motorola Solutions closed the sale of its Enterprise business to Zebra Technologies, and the Enterprise business is reflected as discontinued operations. Sales from discontinued operations were $605 million in the third quarter of 2014 compared with $595 million in the year-ago quarter. The sales increase reflects strength in both North America and Europe, while supply chain and IT execution issues that had an unfavorable impact on second-quarter 2014 sales were addressed during the quarter.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Standard Time (8 a.m. U.S. Eastern Standard Time) Tuesday, Nov. 4. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS

A comparison of results from operations is as follows:

	Third Quarter
	2014	2013
Net sales ($M)	$1,436	$1,517
Gross margin ($M)	685	765
Operating earnings ($M)	207	246
Earnings from continuing operations ($M)	66	261
Diluted EPS from continuing operations	$0.27	$0.98
Weighted average diluted common shares outstanding	248.2	265.3

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items and share-based compensation expense for the third quarter of 2014.

Third Quarter
(per diluted common share)	2014
GAAP Earnings from Continuing Operations	$0.27

Highlighted Items:
Tax expense to establish foreign valuation allowance	0.22
Loss from the extinguishment of long-term debt	0.09
Reorganization of business charges	0.06
Share-based compensation expense	0.06
Pension-related transaction fees	0.03
Gain on investment	(0.04)
Revaluation of deferred taxes from change in effective state tax rates	(0.07)

Total Highlighted Items	0.35

Non-GAAP Diluted EPS from Continuing Operations	$0.62

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2014, cost reduction targets and the reduction of U.S. pension plan cash contributions. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 21 in Item 1A of Motorola Solutions, Inc.’s 2013 Annual Report on Form 10-K, on Page 31 in Part II, Item 1A of Motorola Solutions, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives;

(9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; (21) the impact of the company’s multi-year phased upgrade and consolidation of its enterprise resource planning systems into a single global platform; and (22) the company’s ability to return proceeds of the sale of the Enterprise business to shareholders and the timing thereof. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

*	Amounts attributable to Motorola Solutions, Inc. common shareholders.

**	Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items.

***	Business outlook excludes share-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions is a leading provider of mission-critical communication solutions and services for public safety and commercial customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

MEDIA CONTACT

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2014 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	September 27, 2014	September 28, 2013
Net sales from products	$921	$998
Net sales from services	515	519

Net sales	1,436	1,517
Costs of products sales	414	423
Costs of services sales	337	329

Costs of sales	751	752

Gross margin	685	765

Selling, general and administrative expenses	287	320
Research and development expenditures	166	183
Other charges	24	16
Intangibles amortization	1	—

Operating earnings	207	246

Other income (expense):
Interest expense, net:	(31)	(29)
Gains on sales of investments and businesses, net	1	26
Other	(26)	8

Total other income (expense)	(56)	5

Earnings from continuing operations before income taxes	151	251
Income tax expense (benefit)	84	(11)

Earnings from continuing operations	67	262
Earnings from discontinued operations, net of tax	81	46

Net earnings	148	308
Less: Earnings attributable to noncontrolling interests	1	1

Net earnings attributable to Motorola Solutions, Inc.	$147	$307

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$66	$261
Earnings from discontinued operations, net of tax	81	46

Net earnings attributable to Motorola Solutions, Inc.	$147	$307

Earnings per common share
Basic:
Continuing operations	$0.27	$1.00
Discontinued operations	0.33	0.17

	$0.60	$1.17

Diluted:
Continuing operations	$0.27	$0.98
Discontinued operations	0.32	0.18

	$0.59	$1.16

Weighted average common shares outstanding
Basic	246.3	262.2
Diluted	248.2	265.3

	Percentage of Net Sales*
Net sales from products	64.1%	65.8%
Net sales from services	35.9%	34.2%

Net sales	100%	100%

Costs of products sales	45.0%	42.4%
Costs of services sales	65.4%	63.4%

Costs of sales	52.3%	49.6%

Gross margin	47.7%	50.4%

Selling, general and administrative expenses	20.0%	21.1%
Research and development expenditures	11.6%	12.1%
Other charges	1.7%	1.1%
Intangibles amortization	0.1%	0.0%

Operating earnings	14.4%	16.2%

Other income (expense):
Interest expense, net:	-2.2%	-1.9%
Gains on sales of investments and businesses, net	0.1%	1.7%
Other	-1.8%	0.5%

Total other income (expense)	-3.9%	0.3%

Earnings from continuing operations before income taxes	10.5%	16.5%
Income tax expense (benefit)	5.8%	-0.7%

Earnings from continuing operations	4.7%	17.3%
Earnings from discontinued operations, net of tax	5.6%	3.0%

Net earnings	10.3%	20.3%
Less: Earnings attributable to noncontrolling interests	0.1%	0.1%

Net earnings attributable to Motorola Solutions, Inc.	10.2%	20.2%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Net sales from products	$2,561	$2,897
Net sales from services	1,497	1,513

Net sales	4,058	4,410
Costs of products sales	1,165	1,262
Costs of services sales	974	940

Costs of sales	2,139	2,202

Gross margin	1,919	2,208

Selling, general and administrative expenses	902	984
Research and development expenditures	516	565
Other charges	46	36
Intangibles amortization	3	1

Operating earnings	452	622

Other income (expense):
Interest expense, net:	(85)	(85)
Gains on sales of investments and businesses, net	4	34
Other	(34)	3

Total other expense	(115)	(48)

Earnings from continuing operations before income taxes	337	574
Income tax expense (benefit)	107	(72)

Earnings from continuing operations	230	646
Earnings from discontinued operations, net of tax	869	116

Net earnings	1,099	762
Less: Earnings attributable to noncontrolling interests	1	5

Net earnings attributable to Motorola Solutions, Inc.	$1,098	$757

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$229	$641
Earnings from discontinued operations, net of tax	869	116

Net earnings attributable to Motorola Solutions, Inc.	$1,098	$757

Earnings per common share
Basic:
Continuing operations	$0.91	$2.39
Discontinued operations	3.46	0.43

	$4.37	$2.82

Diluted:
Continuing operations	$0.90	$2.34
Discontinued operations	3.42	0.43

	$4.32	$2.77

Weighted average common shares outstanding
Basic	251.1	268.7
Diluted	254.0	273.5

	Percentage of Net Sales*
Net sales from products	63.1%	65.7%
Net sales from services	36.9%	34.3%

Net sales	100%	100%

Costs of products sales	45.5%	43.6%
Costs of services sales	65.1%	62.1%

Costs of sales	52.7%	49.9%

Gross margin	47.3%	50.1%

Selling, general and administrative expenses	22.2%	22.3%
Research and development expenditures	12.7%	12.8%
Other charges	1.1%	0.8%
Intangibles amortization	0.1%	0.0%

Operating earnings	11.1%	14.1%

Other income (expense):
Interest expense, net:	-2.1%	-1.9%
Gains on sales of investments and businesses, net	0.1%	0.8%
Other	-0.8%	0.1%

Total other expense	-2.8%	-1.1%

Earnings from continuing operations before income taxes	8.3%	13.0%
Income tax expense (benefit)	2.6%	-1.6%

Earnings from continuing operations	5.7%	14.6%
Earnings from discontinued operations, net of tax	21.4%	2.6%

Net earnings	27.1%	17.3%
Less: Earnings attributable to noncontrolling interests	0.0%	0.1%

Net earnings attributable to Motorola Solutions, Inc.	27.1%	17.2%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 27,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$2,845	$3,225
Accounts receivable, net	1,162	1,369
Inventories, net	331	347
Deferred income taxes	1,192	451
Other current assets	604	635
Current assets held for sale	1,034	993

Total current assets	7,168	7,020

Property, plant and equipment, net	664	695
Investments	240	232
Deferred income taxes	2,141	1,990
Goodwill	383	361
Other assets	138	89
Noncurrent assets held for sale	1,461	1,464

Total assets	$12,195	$11,851

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	501	583
Accrued liabilities	1,673	1,763
Current liabilities held for sale	846	870

Total current liabilities	3,024	3,220

Long-term debt	3,401	2,457
Other liabilities	2,364	2,314
Noncurrent liabilities held for sale	164	171
Total Motorola Solutions, Inc. stockholders’ equity	3,211	3,659
Noncontrolling interests	31	30

Total liabilities and stockholders’ equity	$12,195	$11,851

Financial Ratios:
Net cash*	$(560)	$764

*	Net cash = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	September 27, 2014	September 28, 2013
Operating
Net earnings attributable to Motorola Solutions, Inc.	$147	$307
Earnings attributable to noncontrolling interests	1	1

Net earnings	148	308
Earnings from discontinued operations, net of tax	81	46

Earnings from continuing operations, net of tax	67	262
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	45	40
Loss on extinguishment of debt	37	—
Non-cash other charges (income)	2	(4)
Share-based compensation expense	20	29
Gains on sales of investments and businesses, net	(1)	(28)
Deferred income taxes	63	(115)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	12	(59)
Inventories	(5)	(23)
Other current assets	(85)	35
Accounts payable and accrued liabilities	128	(22)
Other assets and liabilities	(398)	(39)

Net cash provided by (used for) operating activities from continuing operations	(115)	76

Investing
Acquisitions and investments, net	(11)	(12)
Proceeds from sales of investments and businesses, net	2	27
Capital expenditures	(47)	(31)
Proceeds from sales of property, plant and equipment	6	—
Proceeds from sales of Sigma Fund and short-term investments, net	—	590

Net cash provided by (used for) investing activities from continuing operations	(50)	574

Financing
Repayment of debt	(458)	(1)
Net proceeds from issuance of debt	1,370	—
Issuance of common stock	9	9
Repurchase of common stock	(650)	(425)
Excess tax benefit from share-based compensation	5	2
Payments of dividends	(78)	(69)
Distributions from (to) discontinued operations	(32)	76

Net cash provided by (used for) financing activities from continuing operations	166	(408)

Discontinued Operations
Net cash provided by (used for) operating activities from discontinued operations	(25)	76
Net cash provided by (used for) investing activities from discontinued operations	(5)	1
Net cash provided by (used for) financing activities from discontinued operations	32	(76)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(2)	(1)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(32)	22

Net increase (decrease) in cash and cash equivalents	(31)	264
Cash and cash equivalents, beginning of period	2,876	1,457

Cash and cash equivalents, end of period	$2,845	$1,721

Financial Ratios:
Free cash flow*	$(162)	$45

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Operating
Net earnings attributable to Motorola Solutions, Inc.	$1,098	$757
Earnings attributable to noncontrolling interests	1	5

Net earnings	1,099	762
Earnings from discontinued operations, net of tax	869	116

Earnings from continuing operations, net of tax	230	646
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	131	116
Gain on sale of building and land	(21)	—
Loss on extinguishment of debt	37	—
Non-cash other income	(2)	(11)
Share-based compensation expense	74	91
Gains on sales of investments and businesses, net	(4)	(34)
Deferred income taxes	69	(309)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	202	19
Inventories	12	(9)
Other current assets	(9)	11
Accounts payable and accrued liabilities	(170)	(501)
Other assets and liabilities	(534)	(44)

Net cash provided by (used for) operating activities from continuing operations	15	(25)

Investing
Acquisitions and investments, net	(21)	(20)
Proceeds from sales of investments and businesses, net	23	48
Capital expenditures	(130)	(110)
Proceeds from sales of property, plant and equipment	30	15
Proceeds from sales of Sigma Fund and short-term investments, net	—	966

Net cash provided by (used for) investing activities from continuing operations	(98)	899

Financing
Repayment of debt	(461)	(3)
Net proceeds from issuance of debt	1,375	593
Issuance of common stock	94	108
Repurchase of common stock	(1,123)	(1,332)
Excess tax benefit from share-based compensation	11	20
Payments of dividends	(236)	(212)
Distributions from discontinued operations	66	214

Net cash used for financing activities from continuing operations	(274)	(612)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	63	228
Net cash provided by (used for) investing activities from discontinued operations	5	(16)
Net cash used for financing activities from discontinued operations	(66)	(214)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(2)	2

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(23)	(9)

Net increase (decrease) in cash and cash equivalents	(380)	253
Cash and cash equivalents, beginning of period	3,225	1,468

Cash and cash equivalents, end of period	$2,845	$1,721

Financial Ratios:
Free cash flow*	$(115)	$(135)

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$921	$998	-8%
Services	515	519	-1%

Total Motorola Solutions	$1,436	$1,517	-5%

	Nine Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$2,561	$2,897	-12%
Services	1,497	1,513	-1%

Total Motorola Solutions	$4,058	$4,410	-8%

Operating Earnings
	Three Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$141	$171	-18%
Services	66	75	-12%

Total Motorola Solutions	$207	$246	-16%

	Nine Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$276	$402	-31%
Services	176	220	-20%

Total Motorola Solutions	$452	$622	-27%

Operating Earnings %

	Three Months Ended
	September 27,	September 28,
	2014	2013
Products	15.3%	17.1%
Services	12.8%	14.5%
Total Motorola Solutions	14.4%	16.2%

	Nine Months Ended
	September 27,	September 28,
	2014	2013
Products	10.8%	13.9%
Services	11.8%	14.5%
Total Motorola Solutions	11.1%	14.1%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$1	$—	$1	$—
Share-based compensation expense	Cost of sales, SG&A and R&D	29	9	20	0.08
Reorganization of business charges	Cost of sales and Other charges	10	2	8	0.03
Gain on sale of building and land	Other charges	(21)	(8)	(13)	(0.05)
Recognition of previously unrecognized income tax benefits	Income tax expense	—	29	(29)	(0.11)

Total impact on Net earnings		$19	$32	$(13)	$(0.05)

Q2 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$1	$—	$1	$—
Share-based compensation expense	Cost of sales, SG&A and R&D	26	9	17	0.07
Reorganization of business charges	Cost of sales and Other charges	28	8	20	0.08
Legal settlement	Other charges	8	3	5	0.02

Total impact on Net earnings		$63	$20	$43	$0.17

Q3 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$1	$—	$1	$—
Share-based compensation expense	Cost of sales, SG&A and R&D	20	6	14	0.06
Reorganization of business charges	Cost of sales and Other charges	20	6	14	0.06
Pension-related transaction fees	Other charges	11	4	7	0.03
Loss from the extinguishment of long-term debt	Other expense (income)	37	14	23	0.09
Gain on investment	Other expense (income)	(10)	—	(10)	(0.04)
Tax expense to establish foreign valuation allowance	Income tax expense	—	(55)	55	0.22
Revaluation of deferred taxes for change in effective state tax rates	Income tax expense	—	16	(16)	(0.07)

Total impact on Net earnings		$79	$(9)	$88	$0.35

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$921	$998	-8%
Services	515	519	-1%

Total Motorola Solutions	$1,436	$1,517	-5%

	Nine Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$2,561	$2,897	-12%
Services	1,497	1,513	-1%

Total Motorola Solutions	$4,058	$4,410	-8%

Non-GAAP Operating Earnings

	Three Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$175	$204	-14%
Services	84	92	-9%

Total Motorola Solutions	$259	$296	-13%

	Nine Months Ended
	September 27,	September 28,
	2014	2013	% Change
Products	$359	$492	-27%
Services	226	268	-16%

Total Motorola Solutions	$585	$760	-23%

Non-GAAP Operating Earnings %

	Three Months Ended
	September 27,	September 28,
	2014	2013
Products	19.0%	20.4%
Services	16.3%	17.7%
Total Motorola Solutions	18.0%	19.5%

	Nine Months Ended
	September 27,	September 28,
	2014	2013
Products	14.0%	17.0%
Services	15.1%	17.7%
Total Motorola Solutions	14.4%	17.2%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2014

	TOTAL	Products	Services
Net sales	$1,228	$753	$475
Operating earnings (“OE”)	$107	$39	$68

Above-OE non-GAAP adjustments:
Share-based compensation expense	29	19	10
Reorganization of business charges	10	6	4
Intangibles amortization expense	1	1	—
Gain on sale of building and land	(21)	(14)	(7)

Total above-OE non-GAAP adjustments	19	12	7

Operating earnings after non-GAAP adjustments	$126	$51	$75

Operating earnings as a percentage of net sales - GAAP	8.7%	5.2%	14.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	10.3%	6.8%	15.8%

Q2 2014
	TOTAL	Products	Services
Net sales	$1,393	$887	$506
Operating earnings (“OE”)	$138	$95	$43

Above-OE non-GAAP adjustments:
Share-based compensation expense	26	14	12
Reorganization of business charges	28	18	10
Intangibles amortization expense	1	1	—
Legal settlement	8	5	3

Total above-OE non-GAAP adjustments	63	38	25

Operating earnings after non-GAAP adjustments	$201	$133	$68

Operating earnings as a percentage of net sales - GAAP	9.9%	10.7%	8.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.4%	15.0%	13.4%

Q3 2014
	TOTAL	Products	Services
Net sales	$1,436	$921	$515
Operating earnings (“OE”)	$207	$141	$66

Above-OE non-GAAP adjustments:
Share-based compensation expense	20	11	9
Reorganization of business charges	20	14	6
Intangibles amortization expense	1	1	—
Pension-related transaction fees	11	8	3

Total above-OE non-GAAP adjustments	52	34	18

Operating earnings after non-GAAP adjustments	$259	$175	$84

Operating earnings as a percentage of net sales - GAAP	14.4%	15.3%	12.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	18.8%	19.4%	17.7%